Exhibit 1

                       Joint Filing Agreement and Consent
                       ----------------------------------

                  The undersigned agrees that the Amendment to Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and DB U.S. Financial Markets Holding Corporation pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated:  October 10, 2000



                                         DB U.S. FINANCIAL MARKETS HOLDING
                                         CORPORATION


                                         By:
                                             -----------------------------------
                                         Name: Richard W. Ferguson
                                         Title: Managing Director and Treasurer


                                         By:
                                             -----------------------------------
                                         Name: James T. Byrne, Jr.
                                         Title: Managing Director and Secretary